UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 16, 2006
                                -----------------

                        THE DOE RUN RESOURCES CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)



NEW YORK                       File No. 333-66291             13-1255630
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(State or other                (Commission File Number)      (IRS Employer
jurisdiction of                                              Identification
incorporation)                                               Number)


            1801 Park 270 Drive, Suite 300, St. Louis, Missouri 63146
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               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (314) 453-7100
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                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

On September 5, 2006, The Doe Run Resources Corporation (the "Company") entered into an employment agreement with Theodore P. Fox, III to serve as vice president finance and chief financial officer of the Company, effective September 25, 2006. The material terms of the employment agreement are summarized below under Item 5.02 of this Current Report on Form 8-K and such summary is incorporated into this Item 1.01 by reference.

On August 16, 2006, the Company entered into a separation agreement (the "Separation Agreement") with David A. Chaput in connection with Mr. Chaput's planned resignation as vice president finance, treasurer and chief financial officer of the Company with Mr. Chaput's resignation to be effective upon the Company's retention of his successor. Under the terms of the Separation Agreement, Mr. Chaput will be paid his base salary through October 31, 2006, receive a stay incentive payment of $225,000 and be deemed an employee on October 31, 2006 for purposes of his net worth appreciation agreement. Mr. Chaput will receive 30 weeks of severance payment pursuant to the Company's severance plan.

Item 1.02. Termination of a Material Definitive Agreement

In connection with Mr. Chaput's resignation which will be effective September 24, 2006, Mr. Chaput's employment agreement with the Company which was to expire October 31, 2006 will be terminated.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 5, 2006, the Company announced that David A. Chaput is resigning as vice president finance, treasurer and chief financial officer of the Company effective September 24, 2006.

(c) On September 5, 2006, the Company announced that effective September 25, 2006, Theodore P. Fox, III, 58, will succeed Mr. Chaput as vice president finance and chief financial officer of the Company.

Mr. Fox is currently director, North American internal audit for Bunge Limited, an integrated global agribusiness and food company. He was chief financial officer for The Solae Company, a joint venture between DuPont and Bunge from 2003-2004. He began working for Bunge in 1989 and served as controller and chief accounting officer from 1999-2002.

Mr. Fox is party to an employment agreement with the Company, dated September 5, 2006 (the "Employment Agreement"), which provides an annual base salary of $250,000, a bonus to be determined at the discretion of the Company's Board of Directors and participation in the Company's Profit Sharing Plan and defined contribution retirement plan (401(k)). The Employment Agreement is for an initial term ending on October 31, 2009, is automatically renewable for additional one year terms and contains customary nonsolicitation and noncompetition provisions. Mr. Fox is also a party to a net worth appreciation agreement with the Company, pursuant to which, upon his termination other than for cause, he is entitled to receive a fixed percentage of the increase in "net worth" of the Company from November 1, 2006 until the end of the fiscal quarter preceding the date of his termination. The amount is payable without interest in 40 equal quarterly installments, commencing three months after his termination date. The net worth appreciation agreement also provides that, in the event of payment of a dividend or a sale of the Company, provided he is an active employee, he will be entitled to receive a percentage of the dividend or the net proceeds of the sale equal to his maximum percentage under the agreement. The maximum credit as of November 1, 2011 is 1%, and his current vested percentage is 0%.

Mr. Fox has no familial relationship with other officers or directors of the Company nor has there been any transaction involving more than $60,000 between the Company, Mr. Fox or his immediate family.

On September 5, 2006, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1  Press Release dated September 5, 2006



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE DOE RUN RESOURCES CORPORATION



Date: September 6, 2006                By: /s/ A. Bruce Neil
                                           -------------------------------------
                                           A. Bruce Neil
                                           President and Chief Executive Officer
                                           (duly authorized officer)